                                  SCHEDULE 14a
                    Information Required in Proxy Statement
                           Reg. Section 240.14a-101.

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/      Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                       COMMONWEALTH ALUMINUM CORPORATION
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
       Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         O-11.

         (1)     Title of each class of securities to which transaction applies:

                 ...............................................................

         (2)     Aggregate number of securities to which transaction applies:

                 ...............................................................

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:)


                 ...............................................................

         (4)     Proposed maximum aggregate value of transaction:

                 ...............................................................

         (5)     Total fee paid:

                 ...............................................................

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Account Previously Paid:

                 ...............................................................

         (2)     Form, Schedule or Registration Statement No.:

                 ...............................................................

         (3)     Filing Party:

                 ...............................................................

         (4)     Date Filed:

                 ...............................................................

Preliminary Proxy Materials

                                     [LOGO]





Dear Stockholder:

         You are cordially invited to the Annual Meeting of Stockholders of Commonwealth Aluminum Corporation scheduled to be held at The Jefferson Club, 2900 Citizens Plaza, Louisville, Kentucky, on Thursday, April 17, 1997, commencing at 10:00 A.M., Eastern time. Your Board of Directors and management look forward to greeting those of you who are able to attend in person.

         At the meeting, you will be asked to consider and elect two directors to serve until the Annual Meeting of Stockholders in 2000. You are also being asked to approve a change in the name of the Company to Commonwealth Industries, Inc. and the adoption of a 1997 Stock Incentive Plan and to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1997. Information concerning those matters, as well as other important information, is contained in the accompanying proxy statement which you are urged to read carefully.

         Whether or not you plan to attend in person and regardless of the number of shares you own, it is important that your shares be represented and voted at the meeting. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Company will be able to avoid the expense of further solicitation.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                        Sincerely,



                                        Mark V. Kaminski
                                        President and Chief
                                        Executive Officer

Preliminary Proxy Materials

                       COMMONWEALTH ALUMINUM CORPORATION
                              1200 Meidinger Tower
                              Louisville Galleria
                           Louisville, Kentucky 40202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                 The 1997 Annual Meeting of Stockholders of Commonwealth Aluminum Corporation (the "Company") will be held at The Jefferson Club, 2900 Citizens Plaza, Louisville, Kentucky, at 10:00 A.M. on April 17, 1997, to consider and take action with respect to the following matters:

                 (1)      The election of two directors;

                 (2)      A change in the name of the Company;

                 (3)      Adoption of the 1997 Stock Incentive Plan;

                 (4) Approval of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1997; and

                 (5) Such other business as may properly be brought before the meeting or any adjournment thereof;

all as set forth in the Proxy Statement accompanying this Notice.

                 The close of business on February 19, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                 Stockholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy in the enclosed postage-paid return envelope.

                                        By order of the Board of Directors,



                                        Donald L. Marsh, Jr.
                                        Secretary

March 14, 1997

Preliminary Proxy Materials

                       COMMONWEALTH ALUMINUM CORPORATION

                                PROXY STATEMENT


                 This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Commonwealth Aluminum Corporation, a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in Louisville, Kentucky, on April 17, 1997.

                 If the accompanying form of proxy is properly completed and returned, the shares to which it relates will be voted at the Meeting. If you give instructions, the shares will be voted in accordance with your instructions. If you give no instructions, your shares will be voted for the election of the nominees for director set forth in this Proxy Statement, for approval of the change of the name of the Company to Commonwealth Industries, Inc., for adoption of the 1997 Stock Incentive Plan, for ratification of the selection of auditors made by the Audit Committee of the Board of Directors, and, as to any other business that may properly be brought before the Meeting or any adjournment thereof, in the discretion of the proxy holders. You may revoke your proxy by attending the Meeting and voting in person or by filing a written notice or a later-dated proxy with the Secretary of the Company.

                 The Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about March 14, 1997 in connection with this solicitation.

                 On the record date for the Meeting there were 10,202,500 shares of Common Stock of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the outstanding shares will constitute a quorum. A plurality of votes of the shares of Common Stock represented at the Meeting is required for the election of directors. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the change of name and the affirmative vote of a majority of the shares of Common Stock represented at the Meeting is required for all other matters. Abstentions will be treated as equivalent to negative votes, while proxies returned by brokers as non-votes will not be counted as voting.


                             ELECTION OF DIRECTORS

                 There are six directors currently in office. The Board is divided into three classes, and the members of each class hold office for a term of three years. The term of one class expires each year.

                 At the Meeting, two directors are to be elected. The terms of Catherine G. Burke and Victor Torasso expire at the Meeting. The Nominating Committee of the Board of Directors has nominated Dr. Burke and Mr. Torasso for election in the class whose term expires in 2000. Each has agreed to serve if elected. If either should unexpectedly become unable or unwilling to serve, the proxy holders may vote for such other person as the Nominating Committee may recommend in his or her place.

                 Information concerning Dr. Burke, Mr. Torasso and each of the other directors of the Company is set forth below.

                 Mark V. Kaminski. Expiration of term 1999. Director since 1991. Age 41. President and Chief Executive Officer of the Company. Mr. Kaminski joined the Company in 1987 as Marketing Manager. In 1989, he was promoted to Vice President of Operations and in 1991 he became President and Chief Executive Officer. Mr. Kaminski is a director of the Aluminum Association, Washington, D.C.

                 Paul E. Lego. Expiration of term 1998. Director since 1995. Age 66. Chairman of the Board of the Company. From 1990 until his retirement in 1993, Mr. Lego was Chairman of the Board of Directors and Chief Executive Officer of Westinghouse Electric Corporation. He is a director of PNC Bank Realty Holding Company, USX Corp., Lincoln Electric Company and Consolidated Natural Gas Company. Mr. Lego is a trustee of the University of Pittsburgh and a member of the Business Council and the Board of Overseers of the New Jersey Institute of Technology.

                 Catherine G. Burke. Expiration of term, if elected, 2000. Director since 1995. Age 57. Dr. Burke has been on the faculty of the School of Public Administration at the University of Southern California since 1973. She has been a panelist and consultant to the Office of Technology Assessment of the U.S. Congress and a member of the Los Angeles County Economy and Efficiency Commission. Dr. Burke has provided management consultations to public and private sector organizations in the United States, Canada, Australia, England and Denmark.

                 C. Frederick Fetterolf. Expiration of term 1999. Age 68. Director since January 1, 1997. Mr. Fetterolf was President and Chief Operating Officer of Aluminum Company of America (Alcoa) from 1985 to 1991, and served as President of Alcoa from 1983 to 1985. He is a director of Allegheny Teledyne Corporation, Mellon National Bank, Union Carbide Corporation, Quaker State Corporation, Praxair, Inc. and Dentsply International.

                 John E. Merow. Expiration of term 1998. Director since 1995. Age 67. Partner in the law firm of Sullivan & Cromwell from 1965 through 1996 and Chairman and Senior Partner during the period 1987-1994. Mr. Merow is a director of each of the investment companies (17) in the Seligman Group of Investment Companies. He also serves as a governor of New York Hospital and Chairman of the New York and Presbyterian Hospitals Care Network, Inc., Chairman of the American Australian Association, a director and Chairman of the Executive Committee of the United States-New Zealand Council, a governor of the Foreign Policy Association, a trustee of the U.S. Council for International Business, a director of the Municipal Art Society of New York and Chairman of the Municipal Art Society Council.

                 Victor Torasso. Expiration of term, if elected, 2000. Director since 1995. Age 68. Management consultant to the aluminum industry since 1990. From 1986 to 1989, he was President of Wheeltek, Inc., an automotive aluminum wheel manufacturing plant in Freemont, Indiana. From 1958 until 1985, Mr. Torasso was employed by Anaconda and ARCO Aluminum during which time he was Vice President and General Manager of the Mill Products Group. Mr. Torasso supervised the design and start-up of a new $600 million single purpose aluminum rolling mill in Logan County, Kentucky, was the works manager of an aluminum smelter in Sebree, Kentucky, and was plant manager of an aluminum rolling mill in Terre Haute, Indiana.

BOARD AND COMMITTEE MEETINGS

                 The standing committees of the Board of Directors are an Audit Committee, the members of which are Mr. Lego (Chairman), Dr. Burke, Mr. Fetterolf and Mr. Torasso; a Management Development and Compensation Committee, the members of which are Dr. Burke (Chairman), Mr. Fetterolf, Mr. Lego and Mr. Torasso; and a Nominating Committee, the members of which are Mr. Merow (Chairman), Dr. Burke, Mr. Fetterolf, Mr. Lego and Mr. Torasso.

                 The Audit Committee, which met five times during 1996, recommends the engagement of independent accountants, reviews with the independent accountants the plans for and results of the audit engagement, approves professional services rendered by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

                 The Nominating Committee, which met two times during 1996, recommends candidates for election as directors. The Nominating Committee will consider recommendations made by stockholders. Such stockholder recommendations should be made in writing, addressed to the Nominating Committee, attention of the Secretary of the Company.

                 The Management Development and Compensation Committee, which met six times during 1996, provides oversight of the management, development and compensation and human resources policies of the Company, reviews and recommends to the Board or determines the compensation and other benefits of the senior executives and administers the Company's stock incentive plans.

                 During 1996, there were eight meetings of the Board of Directors of the Company. Each director of the Company attended 100% of the meetings of the Board held during the period for which he or she was a director as well as the Board Committees of which that director was a member.

COMPENSATION AND OTHER TRANSACTIONS WITH DIRECTORS; MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                 Directors who are not employees of the Company are paid an annual retainer of $8,000 ($20,000 for the Chairman of the Board) and an attendance fee of $1,000 for each day on which a meeting of the Board or of a Board committee occurs, plus expenses. In addition, each director of the Company who is not an employee of the Company is granted automatically 1,000 shares of Common Stock and a nonqualified 10-year option to purchase 1,000 shares of Common Stock (2,500 option shares in the case of a non-employee Chairman of the Board) on the date the director becomes a non-employee director and on each succeeding January 1. The option price is the fair market value of the Common Stock on the date of grant and each option becomes exercisable one year after the date of grant.

                 Sullivan & Cromwell, of which Mr. Merow was a partner in 1996, provides legal services to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

                 Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who beneficially own more than 10% of its Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish a copy thereof to the Company. Based solely upon a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all of the reporting persons complied with all filing requirements applicable to them with respect to 1996.

                       APPROVAL OF CHANGE OF COMPANY NAME

                 The Board of Directors has declared advisable a change in the name of the Company to Commonwealth Industries, Inc. (pursuant to an amendment to the Company's Certificate of Incorporation) and submits the proposal to the stockholders for their approval. The purpose of the change is to recognize that, with the acquisition of the electrical conduit and armored cable business of the Alflex division of CasTech Aluminum Group Inc. in 1996, and the possible expansion of that and allied businesses, the Company's interests now extend beyond aluminum. While the name of the Company would be changed, the aluminum sheet operations of the

Company, which are conducted through subsidiary corporations, would continue to be conducted under the Commonwealth Aluminum name.

                 The Board of Directors recommends a vote FOR this proposal.


                     APPROVAL OF 1997 STOCK INCENTIVE PLAN

                 The Board of Directors has adopted a 1997 Stock Incentive Plan ("1997 Plan"), subject to the approval of the stockholders. If the 1997 Plan is not approved by stockholders, no awards will be made under the 1997 Plan. The purpose of the Plan is to enhance the ability of the Company to attract and retain employees and directors of outstanding ability and to provide them with an interest in the Company parallel to that of the stockholders. If the 1997 Plan is approved, no further grants or awards will be made under the Company's 1995 Stock Incentive Plan ("1995 Plan").

                 The total number of shares which will be available for the grant of awards under the 1997 Plan is 600,000, representing about 5.9% of the 10,202,500 shares of Common Stock of the Company outstanding on February 19, 1997. Shares subject to lapsed or canceled awards and shares surrendered or withheld under the 1995 Plan or 1997 Plan in payment of the exercise price of an option or in satisfaction of tax liabilities will be available for further awards.

                 There follows a brief summary of the principal features of the 1997 Plan. The 1997 Plan has been filed electronically with this Proxy Statement with the Securities and Exchange Commission and the following summary is qualified in its entirety by reference to the full text of the 1997 Plan.

                 The 1997 Plan authorizes the grant of incentives in the form of stock options and restricted stock to officers and other key employees and of stock options and stock to non-employee directors. The Management Development and Compensation Committee of the Board of Directors administers the Plan. On February 19, 1997 there were approximately 60 employees and five non-employee directors eligible to participate in the 1997 Plan. The closing price of the Common Stock on the Nasdaq National Market on February 19, 1997 was $19.125.

                 The Committee may grant options under the 1997 Plan to eligible employees selected by the Committee. No employee may be granted in any year options to purchase more than 100,000 shares of Common Stock. The options may be either nonqualified options or incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is to establish the option price at the time that each option is granted, which may not be less than the fair market value of the Common Stock at that time. Options granted under the 1997 Plan may be exercised at such time as is determined by the Committee, but not more than 10 years from their date of grant. Unless the Committee otherwise provides, in the event of the retirement, disability or death of an optionee, options then exercisable generally will remain exercisable for one year but not longer than their term. Upon termination of employment for any other reason, any unexercised options generally will be canceled. Options may not be transferred except by will or the laws of descent and distribution, except that the Committee may permit an option to be transferred pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or to members of the holder's immediate family or trusts, partnerships or limited liability companies established for such family members.


                 The Committee also may award to eligible employees selected by the Committee shares of restricted Common Stock. Shares of restricted Common Stock may not be transferred or pledged until the satisfaction of such conditions, including the passage of time, as the Committee may determine, provided that the restricted period shall not be less than 12 months. Except as so restricted, a holder of restricted Common Stock has all the rights of a stockholder, including the rights to vote and receive dividends. The Committee also may award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock, in which case payment by the Company at the end of the restricted period may be made in Common Stock or cash as determined by the Committee.

                 Under the 1997 Plan, nonqualified 10-year options to purchase 1,000 shares of Common Stock (2,500 shares in the case of the Chairman of the Board) are to be granted automatically to each director of the Company who is not an employee of the Company on the date the director becomes a non-employee director and on each succeeding January 1. The option price is the fair market value of the Common Stock on the date of grant and each option becomes exercisable one year from the date of grant. In the event of any termination of service of a non-employee director, options then exercisable will remain exercisable for one year but not longer than their term. The 1997 Plan also provides that 1,000 shares of Common Stock shall be awarded to each non-employee director upon becoming a non-employee director and on each succeeding January 1.

                 In the event of a Change in Control of the Company, any option or other award shall become vested, earned and exercisable in full and restrictions applicable thereto shall lapse. A Change in Control may be (a) a more than 50% change in the membership of the Board of Directors of the Company not approved by the then current Board, (b) the acquisition by certain persons of 20% or more of the outstanding Common Stock of the Company, (c) the approval by the stockholders, or consummation, of certain mergers or other business combinations or reorganizations which will cause the current stockholders to own less than 60%, or certain persons or entities to own more than 20%, of the outstanding voting securities of the surviving entity or the current members of the Board to constitute less than a majority of the board of the surviving entity, or (d) the approval by stockholders of a liquidation or dissolution of the Company.

                 The Board of Directors may amend, suspend or terminate the 1997 Plan at any time, but upon or following the occurrence of a Change in Control no amendment may adversely affect the rights of any person in connection with an award previously granted.

                 The 1997 Plan will become effective upon approval by the stockholders and will have a term of 10 years from its effective date.

                 The following is a general summary of the federal income tax consequences of the grant and exercise of options granted under the 1997 Plan. This summary is not intended to provide tax advice to recipients and holders of awards.

                 Generally, the grant of options does not result in taxable income to the recipient or a tax deduction for the Company.

                 The exercise of a nonqualified option will generally result in taxable ordinary income to the option holder and a corresponding deduction for the Company, in each case equal to the excess of the fair market value of the shares on the date the option is exercised over the exercise price of the option.

                 In the case of an incentive option, generally there will be no recognition of income upon the exercise of the option. If there is no disposition of the option shares until more than two years after the option was granted and more than one year after the option was exercised, the gain or loss realized by the optionee on the sale of the shares will be long-term capital gain or loss, and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the option. However, if a disposition takes place before the end of such holding periods, then, generally, the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price thereof, and the Company will be entitled to deduct an amount equal to such income.

                 The Board of Directors recommends a vote FOR this proposal.


                       APPROVAL OF SELECTION OF AUDITORS

                 The Board of Directors, upon recommendation of the Audit Committee, has selected Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for 1997 and to perform other appropriate accounting services. The Board of Directors is submitting the selection to the stockholders for approval. It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so.

                 The Board of Directors recommends a vote FOR this proposal.


                                 OTHER BUSINESS

                 The Company has no knowledge of any business other than that described above that will be presented at the Meeting. If any other business should properly be brought before the Meeting, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their judgment on such matters.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

                 The following table sets forth, as of February 19, 1997, the number of shares of Common Stock of the Company beneficially owned by each director, each executive officer named in the Summary Compensation Table appearing on page 9 and all directors and executive officers as a group. Each person has sole investment and voting power with respect to the shares set forth below unless otherwise noted.

 Name of                          No. of Shares                Percent
 Beneficial Owner                      Owned(a)                of Class
 ----------------                      -----                   --------
 Catherine G. Burke                     7,000                     *

 C. Frederick Fetterolf                 2,000                     *

 Mark V. Kaminski                      89,618                     *

 Paul E. Lego                           7,000                     *

 John E. Merow                         13,000                     *

 Victor Torasso                         3,000                     *

 Donald L. Marsh, Jr.                  12,864                     *

 Roderick Macdonald                    19,256                     *

 Scott Davis                           16,097                     *

 Name of                         No. of Shares                  Percent
 Beneficial Owner                     Owned(a)                 of Class
 ----------------                     -----                    --------
 John J. Wasz                          14,499                     *

 All directors and executive          238,670                    2.3%
 officers as a group (16 persons)


-------------------------
*        Less than 1%

(a) Includes the following shares of Common Stock which the individual(s) had the right to acquire within 60 days of February 19, 1997 through the exercise of options: Dr. Burke--2,000 shares; Mr. Lego--5,000 shares; Mr. Merow--2,000 shares; Mr. Torasso--2,000 shares; and all directors and executive officers as a group--11,000 shares. Also includes shares held in the Company's Performance Sharing Plan for Salaried Employees for the accounts of individuals as follows: Mr. Kaminski--14,269 shares; Mr. Wasz--1,699 shares; Mr. Macdonald--457 shares; Mr. Marsh--364 shares; Mr. Davis--2,877 shares; and all directors and executive officers as a group--24,149 shares.

OWNERSHIP BY OTHERS

                 The following table sets forth information with respect to each person believed by the Company to be the beneficial owner of more than five percent of the Company's Common Stock on the dates noted.


   Name and Address of                               No. of Shares           Percent
   Beneficial Owner                                  Owned                   of Class
   ----------------                                  -----                   --------
  John R. Simplot                                    904,000(a)                8.9%
  Self Declaration of Revocable Trust
  999 Main Street
  Boise, Idaho 83702

  Goodman & Company LTD                              980,700(b)                9.6%
  40 King Street West
  55th Floor
  Toronto, Ontario, Canada

  Franklin Resources, Inc.                           675,500(c)                6.6%
  777 Mariners Island Blvd.
  San Mateo, CA 94404

  Neuberger & Berman, LLC                            577,500(d)                5.7%
  605 Third Ave
  New York, NY 10158

(a) Based solely on a Schedule 13D dated January 28, 1997 filed with the Securities and Exchange Commission (SEC) by John R. Simplot, Trustee. Simplot reported sole power to vote and dispose of all of the above noted shares of Common Stock.

(b) Based solely on a Schedule 13D dated December 19, 1995 filed with the SEC by Goodman and Company LTD. The 13D further reports that Goodman and Company has the sole power to vote and dispose of the above mentioned shares.

(c) Based solely on a Schedule 13G dated February 12, 1997 filed with the SEC by Franklin Resources, Inc., Franklin Advisory Services, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. The Schedule 13G reports that: (1) the 675,500 shares are beneficially owned by investment companies or other managed accounts which are advised by investment advisory subsidiaries of Franklin Resources, Inc.; (2) advisory contracts grant to such advisory subsidiaries all voting and investment power over the 675,500 shares; and (3) Charles B. Johnson and Rupert H. Johnson, Jr. are principal stockholders of Franklin Resources, Inc.

(d) Based solely on a Schedule 13G dated February 10, 1997 filed with the SEC by Neuberger & Berman, LLC. The Schedule 13G reports that Neuberger & Berman, LLC has: (1) shared power to dispose of the 577,500 shares; (2) sole power to vote 254,300 of these shares; and
         (3) shared power to vote 92,800 of these shares.

                             EXECUTIVE COMPENSATION

The following table sets forth for the years 1994, 1995 and 1996 the annual and long-term compensation paid or accrued for those years by the Company to the chief executive officer and the four most highly compensated executives of the Company during 1996 other than the chief executive officer.


                           SUMMARY COMPENSATION TABLE


                                                                          Long-Term Compensation
                                                                          ----------------------
                                                                                  Awards
                                                                                  ------

                                                                                  No. of
                                       Annual Compensation                        Shares
                                       -------------------         Restricted     Underlying                    All
 Name and                                                          Stock          Stock        LTIP             Other
 Principal Position              Year    Salary       Bonus(a)     Awards(b)      Options      Payouts          Compensation(c)
 ------------------              ----    ------       --------     ---------      -------      -------          ---------------
 Mark V. Kaminski(d)             1996   $380,004      $325,314         --          40,000      $111,291             $ 36,753
 President and Chief             1995   $315,000      $168,690     $560,000        20,000      $ 81,543             $  4,500
 Executive Officer               1994   $211,637      $ 99,764         --            --        $ 66,922             $  4,500

 Donald L. Marsh, Jr. (e)        1996   $186,635      $153,908     $210,938        10,000          --               $ 65,513
 Executive Vice President,       1995       --            --           --            --            --                   --
 Chief Financial Officer and     1994       --            --           --            --            --                   --
 Secretary

 Roderick Macdonald              1996   $145,600      $ 60,682         --           5,000      $ 34,469             $  5,614
 Executive Vice President        1995   $127,200      $ 63,315     $175,000         3,000          --               $  3,915
 Corporate Systems               1994   $112,000      $ 55,508         --            --            --               $ 18,467

 Scott T. Davis                  1996   $128,808      $ 46,647         --           5,000      $ 27,692             $  3,796
 Vice President                  1995   $111,009      $ 52,075     $175,000         3,000      $ 19,368             $  3,429
 Operations                      1994   $ 88,638      $ 34,722         --            --        $ 16,149             $  2,649

 John J. Wasz                    1996   $133,832      $ 40,767         --           5,000      $ 31,472             $  5,042
 Vice President                  1995   $116,488      $ 55,959     $175,000         3,000      $ 23,342             $  3,594
 Marketing and Sales             1994   $104,008      $ 49,163         --            --        $ 19,372             $  3,529


(a) The amounts reported in this column represent payments made in 1997, 1996 and 1995 with respect to 1996, 1995 and 1994 under the Company's incentive compensation and gainsharing plans.

(b) The amounts reported in this column represent the dollar value of the award of restricted stock, calculated by multiplying the fair market value of the Common Stock on the date of award by the number of shares awarded. The restricted stock vests five years after the date of the award thereof. Holders of restricted stock are entitled to receive regular dividends. The named officers had non-vested restricted stock award balances outstanding as of December 31, 1996 as follows: Mr. Kaminski--40,000 shares ($615,000) and each of Messrs. Marsh, Macdonald, Davis and Wasz--12,500 shares ($192,188). These dollar values are based upon the closing price of the Company's Common Stock on the NASDAQ National Market on December 31, 1996 ($15.375 per share).

(c) The amounts reported in this column include matching contributions to the Company's Performance Sharing Plan, relocation expenses in 1994 for Mr. Macdonald ($18,467), relocation expenses for Mr. Marsh in 1996 ($65,513) and contributions made by the Company to its Deferred Compensation Plan.

(d) In addition, Mr. Kaminski received in 1995 after the completion of the initial public offering of the Common Stock of the Company a one-time payment of $500,000 from Comalco Limited, the former owner of the Company. This payment was made pursuant to his 1991 agreement with Comalco designed to encourage continuity of leadership by Mr. Kaminski in creating a turnaround of the Company and providing for a payment in this amount at such time as the Company was sold.

(e)      Mr. Marsh was first employed by the Company in March 1996.

                          The tables below show, for the named executive officers, information regarding stock options granted during, or held at the end of, 1996 pursuant to the Company's 1995 Stock Incentive Plan.

                           OPTIONS GRANTED IN 1996


                                                                                    Potential
                                         % of                                       Realizable Value at
                                         Total                                      Assumed Annual Rates
                         Number of       Options                                    of Stock Price
                         Securities      Granted to                                 Appreciation for
                         Underlying      Employees      Exercise                    Option Term(b)
                         Options         in Fiscal      Price         Expiration    --------------
Name                     Granted(a)      Year           Per Share     Date          5%          10%
----                     ----------      ---------      ---------     ----          --          ---
Mark V. Kaminski           40,000         30.7%          $ 16.75      2/2/06        $421,359   $ 1,067,807

Donald L. Marsh, Jr.       10,000          7.7%          $16.875      3/4/06        $106,126   $   268,944

Roderick Macdonald          5,000          3.8%          $ 16.75      2/2/06        $ 52,670    $  133,476

Scott T. Davis              5,000          3.8%          $ 16.75      2/2/06        $ 52,670    $  133,476

John J. Wasz                5,000          3.8%          $ 16.75      2/2/06        $ 52,670    $  133,476

(a)      These options become exercisable three years from the date of grant.

(b) The amounts represent hypothetical realizable values of stock options granted in 1996 at assumed rates of cumulative stock price appreciation over the 10 year life of the options. These assumed rates of appreciation are set by the proxy rules of the Securities and Exchange Commission and are not intended to forecast appreciation of the price of the Company's Common Stock. Actual gains, if any, realized upon the exercise of stock options will depend upon the price of the Company's Common Stock at the date of exercise.

                             YEAR-END OPTION VALUES


                                      Number of Securities                 Value of Unexercised
                                      Underlying Unexercised               In-the-Money Options
                                      Options at Year-End                  at Year-End

                                      Exercisable/                         Exercisable/
  Name                                Unexercisable                        Unexercisable
  ----                                -------------                        -------------
  Mark V. Kaminski                      0/60,000                             0/$27,500

  Donald L. Marsh, Jr.                  0/10,000                             0/$0

  Roderick Macdonald                    0/8,000                              0/$ 4,125

  Scott T. Davis                        0/8,000                              0/$ 4,125

  John J. Wasz                          0/8,000                              0/$ 4,125




                 The Company has defined benefit pension plans covering substantially all salaried and hourly employees. Benefits are based primarily upon years of service and employees' compensation during the last five years of employment for salaried employees and stated amounts based upon job grade prior to retirement for hourly employees.

                 The following table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications.

                               PENSION PLAN TABLE


                                                             Years of Service
                                                             ----------------
  Remuneration          15                20                 25                30                 35
  ------------          --                --                 --                --                 --
  $125,000            $28,139           $37,518            $46,896           $56,227            $65,657

  $150,000 or more    $34,139           $45,518            $56,898           $68,227            $79,657

                 Compensation covered by the plans includes all bonuses. The covered compensation for executive officers does not differ materially from the Annual Compensation shown in the Summary Compensation Table. Benefits are computed on a straight life annuity basis and are subject to deductions for social security offset amounts.

                 The estimated credited years of service for Messrs. Kaminski, Marsh, MacDonald, Davis and Wasz at December 31, 1996 were 9.6, .8, 3.0, 7.5 and 11.5, respectively.


DEFERRED COMPENSATION PLAN

                 Key employees designated by the Management Development and Compensation Committee of the Board of Directors may elect to defer a portion of their compensation pursuant to the Company's non-qualified unfunded Deferred Compensation Plan. Deferred amounts are credited or debited with the equivalent of the investment experience of one or more investment vehicles identified pursuant to the plan and selected by the participant and are paid out upon retirement or under specified other circumstances. The Company intends, but is not obligated, to make contributions to the accounts of participants in the plan (a) designed to provide supplemental retirement benefits in excess of the limitations contained in the Code on benefit accruals under the Company's pension plan and (b) based on the application of the Company's defined benefit pension plan contribution rate to each participant's compensation in excess of that covered by the Company's defined benefit pension plans. The actual amounts to be paid out will depend upon the amount of the deferral, the amount of the Company's contribution and the investment experience.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

                 The Company has entered into Severance Agreements with Messrs. Kaminski, Marsh, Macdonald, Davis and Wasz and certain other executive officers of the Company. The purpose of the agreements is to secure the executives' continued service and dedication in the event of an actual or threatened Change in Control. They provide severance pay and continuation of certain benefits if a Change in Control occurs and the executive's employment is terminated (a) in anticipation of or during the two-year period following the Change in Control (i) by the Company without cause or (ii) by the executive for good reason or (b) by the executive for any reason during a 30-day window period commencing one year after the Change in Control.

                 Generally, a Change in Control will be deemed to occur in the case of (a) an acquisition by a person or group of 20% or more of the Company's Common Stock (with certain exceptions), (b) a change in the majority of the Board without the requisite approval of the incumbent Board, (c) a business combination unless Company stockholders receive 60% or more of the voting stock of the surviving Company, no person acquires more than 20% of such voting stock and the Company Board members remain a majority of the continuing Board or (d) stockholder approval of a liquidation of the Company.

                 Under the Severance Agreements, severance pay would equal three times the sum of (a) the executive's base pay and (b) the greatest of the executive's largest bonus during the prior three years or target bonus for the year of the Change in Control or year of termination and, if payment pursuant to the agreement or otherwise would be subject to the excise tax imposed by
Section 4999 of the Code for severance payments exceeding a certain amount, an additional tax reimbursement payment such that the executive receives a net amount equal to the amount the executive would have received if the excise tax did not apply. Medical and other insurance benefits would be continued for three years.

                 Also, upon a change of control as defined in the Company's stock incentive plans, any stock options not then exercisable would become fully exercisable and any shares of restricted Common Stock not then vested would become fully vested.



BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                 The Management Development and Compensation Committee of the Board of Directors (Committee) consists entirely of non-employee directors.
The Committee approves all of the policies under which compensation is paid or awarded to the Company's executive officers. The Company's compensation program for executive officers consists of the following elements: base salary, gainsharing, annual incentive compensation and long-term incentive compensation. As described more fully below, each element of the Company's executive compensation program has a somewhat different purpose.

                 The Committee believes this approach best serves both the short and the long-term interests of stockholders by ensuring that executive officers are compensated in a manner which aligns their interest with those of stockholders. Thus, the compensation plans for the Company's executive officers place a significant proportion of total remuneration at risk. One-half of the annual incentive compensation is determined by the objectively measured financial performance of the business; the other half is subjectively determined based on individual work performance and estimated contribution of the officers to Company performance. Stock options are also a significant portion of the executive officers' long-term compensation, the value of which is directly related to stock price appreciation realized by the Company's stockholders. The Committee encourages ownership of the Company's Common Stock by its executive officers.

COMPENSATION PHILOSOPHY

                 The Committee believes remuneration must compare favorably to that found in the larger society in order to attract and retain competent executives to carry out the work required to meet corporate business objectives. The Company rewards differentially based on the complexity of work to be performed, the scope and impact of decisions required in a role and the work performance of the role incumbent. Individual recognition and rewards are linked to corporate objectives.

                 The Committee is cognizant that the Company operates in a cyclical market and recognizes that executive compensation must not be excessively raised during the up cycle, nor excessively reduced during down cycles. The Company must pay for the work performance of corporate officers, recognizing their work in down cycles is as important, or even more important, than their work in up cycles. For this reason part of the pay which is at risk is decided on a subjective basis. An executive who properly prepares for a down cycle and seizes opportunities in up cycles should be rewarded appropriately for his or her work performance.

COMPENSATION PROGRAM

                 All of the Committee's judgments during 1996 regarding the appropriate form and level of executive compensation payments and awards were ultimately based upon the Committee's assessment of the Company's executive officers, the continuing demand for superior executive talent, the Company's overall performance and the Company's future objectives and challenges.

                 Although the Committee did not rely upon a guideline or formula based on any particular performance measure in 1996, the primary event of 1996 was the acquisition of CasTech Aluminum Group Inc. The Committee recognized this required major executive effort to negotiate the transaction, to arrange the financing under favorable terms and conditions and to begin the integration of the newly acquired business. In addition, at the Lewisport facility there was continuing improvement in labor relations, record production levels, and continuous quality and on-time improvements.

                 The Committee also considered the compensation practices of other similar corporations, those of similar size in similar manufacturing industries which are most likely to compete with the Company for the services of executive officers. The companies considered by the Committee include a larger number and broader range of companies than are included in the Performance Graph shown on page 15, reflecting the Committee's view that the employment market of the Company's executive officers includes a broader range of companies than those which are appropriate for comparison for financial performance purposes.

                 Base Salary. The chief executive officer (CEO) approves the salary structure for each executive officer role taking into account the responsibilities of the role, the criticality of the role to the achievement of the Company's long and short-term objectives as well as information from independent consultants as to the salary structures of firms which compete with the Company for the services of executive officers.

                 The purpose of the base salary is to provide base compensation which is market competitive in order to attract and retain superior executives to carry out the work required to meet the Company's business objectives and challenges.

                 The salaries paid to executive officers (other than the CEO) are reviewed annually by the CEO and, in the case of vice presidents, reviewed by executive vice presidents as well. Based on such review, the CEO recommends the total remuneration for these executive officers, subject to approval by the Committee. The Committee sets the total remuneration for the CEO.

                 Annual Incentive Compensation. Annual incentive compensation programs for executive officers consist of an Executive Incentive Compensation Plan and gainsharing plan.

                 Under the Executive Incentive Compensation Plan, each executive officer can earn up to 50% of his or her base salary, or more in exceptional cases, with one-half the award based on the performance of the Company during the year as measured by return on investment and one-half based upon a subjective appraisal of the executive's individual performance relative to goals established for the year. The awards are determined by the Committee, after receiving the recommendations of the CEO.

                 The Company sponsors qualified defined contribution plans (collectively, the performance sharing plan) covering the majority of its employees. The Company matches a percentage of a participant's voluntary contributions to its defined contribution plans, with the percentages varying according to the business unit and location.

                 Long-Term Incentive Compensation. Long-term incentives are provided through restricted Common Stock awards and stock option grants. They also are provided through a Long-Term Incentive Plan which was in place while the Company was not publicly owned and which will be allowed to expire at the end of the current 1995-1997 three-year cycle. Under the Long-Term Incentive Plan, executive officers receive payouts equal to a defined percentage of their average annual base salary for a three-year employment period, based upon results in relation to seven corporate performance goals. These seven goals are sales volume, conversion cost, material margin, corporate profit, productivity, delivery performance and safety.

                 Restricted stock awards and stock options are intended to provide long-term incentives for the achievement of the Company's objectives and to align executives' interest with those of the stockholders. Restricted stock awards were made in 1995 at the time of the Company's initial public offering (IPO) or at the time executives joined the Company. The restricted stock vests five years from the date of award. Stock options were granted at the time of the IPO and annually thereafter. They become exercisable three years after the grant date. The awards and grants were made based upon recommendations by a third party consultant, Towers Perrin, related to external competitive factors and the level executive officers and managers had reached in the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

                 The basis for the Committee's determinations regarding the CEO's compensation in 1996 included his effectiveness in analyzing various candidates for acquisition and for successfully acquiring CasTech Aluminum Group Inc. The Committee was particularly impressed with the quality of his negotiations; obtaining the required financing under favorable terms and conditions; the integration of the newly acquired facilities into the Commonwealth organization and the restructuring of the overall corporation. In addition, he selected two outstanding Executive Vice Presidents who have significantly improved the depth of the Company's executive management. He continues to develop improved relationships with the financial community; to lead the drive for continuous improvement of people and the organization, systems and technologies; to provide decisive management of operational and strategic issues; and to reinforce a culture of integrity, quality and differential pay for differential performance. He has demonstrated excellent stewardship of the Company's assets and has developed policies and controls appropriate to a new publicly-owned corporation.

                 The key judgment the Committee made in determining the CEO's 1996 Compensation was its assessment of his ability and dedication to enhance the long-term value of the Company for the stockholders by providing the leadership and vision to grow the Company and to meet on-going challenges and opportunities.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

                 Section 162(m) of the Internal Revenue Code limits the tax deduction for individual compensation paid the CEO and the four other most highly paid executives to $1 million annually, subject to certain exceptions. Executive compensation in 1996 did not exceed this limit. The Committee continues to review issues relating to this compensation deduction limitation.

                                                    Catherine C. Burke, Chairman
                                                  C. Frederick Fetterolf, Member
                                                            Paul E. Lego, Member
                                                          Victor Torasso, Member



                               PERFORMANCE GRAPH

                 The following graph compares the Company's cumulative total shareholder return since the Common Stock became publicly traded on March 10, 1995 with that of the Standard & Poor's Small Cap 600, the Nasdaq National Market Index and two peer group indices during the period March 10, 1995 through December 31, 1996. The graph assumes an initial investment of $100.00 and the reinvestment of dividends (where applicable).

          Commonwealth   NASDAQ     Old Peer      New Peer       S & P Small
            Aluminum                 Group         Group           Cap 600
---------------------------------------------------------------------------
 3/10/95      $100        $100        $100          $100            $100
12/31/95      $112        $132        $ 85          $101            $127
12/31/96      $112        $163        $110          $109            $154



Previously, the Company used the Nasdaq National Market Index as its broad equity market index for purposes of measuring stockholder performance.
However, during 1996, the Company's stock was added to the Standard & Poor's 600 Small Cap Index, an index of 600 companies designed to measure the performance of small capitalization companies. The Company has adopted the S&P Small Cap Index as its broad market index. The Company previously included ACX Technologies, Inc., CasTech Aluminum Group Inc., Quanex Corporation and the Company in its peer group. However, ACX Technologies, Inc. is no longer in the aluminum business and the Company acquired CasTech Aluminum Group Inc. during 1996. Therefore, the Company has restructured its peer group to delete ACX Technologies, Inc. and CasTech Aluminum Group Inc., and to add Birmingham Steel Corporation, Century Aluminum Company, Chaparral Steel, Easco Inc., Northwest Steel & Wire Company and Oregon Steel Mills, Inc. The above performance graph includes the old market index and old peer group, as well as the Company's new broad market index and new peer group.

                             STOCKHOLDER PROPOSALS
                          FOR THE 1998 ANNUAL MEETING

                 Proposals of stockholders to be considered for inclusion in the Company's proxy statement and proxy for the 1998 annual meeting of stockholders must be received by the Secretary of the Company at its principal executive office, 1200 Meidinger Tower, Louisville Galleria, Louisville, Kentucky 40202, not later than November 14, 1997.

                 Under the Company's By-Laws, notice must be received by the Company in advance of a stockholders' meeting to present any proposal to the meeting or to nominate a person for election as a director. Such notice must be delivered to the Secretary of the Company at its principal executive office not less than 60, nor more than 90, days prior to the date of the meeting; provided, that if the date of the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, the notice must be given not more than 10 days after the date is so announced or disclosed. A stockholder filing a notice of a proposal must include certain information, including the text of the proposal, the reasons therefor and any interest the stockholder has in the proposal; any notice of nomination must include certain information about the nominee; and all such notices must include the name and address of the submitting stockholder and the number of shares held by the stockholder. These By-Law requirements are separate from and in addition to the Securities and Exchange Commission requirements that a stockholder must fulfill to have a proposal included in the Company's proxy statement and proxy.


                             ADDITIONAL INFORMATION

                 The Company will bear the cost of soliciting proxies. In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their expenses in forwarding proxy materials to beneficial owners.

Dated:  March 14, 1997             Donald L. Marsh, Jr.
                                   Secretary

                                                                      APPENDIX A

                       COMMONWEALTH ALUMINUM CORPORATION

                           1997 Stock Incentive Plan

                 1. Purpose. Pursuant to the terms and conditions of the Commonwealth Aluminum Corporation 1997 Stock Incentive Plan (the "Plan") hereinafter set forth, the Committee specified in Section 2 may from time to time award to eligible employees (a) options ("Options") to purchase shares of the Common Stock, par value $.01 per share ("Common Stock"), of Commonwealth Aluminum Corporation (the "Company") and (b) restricted Common Stock. In addition, Options and shares of Common Stock shall be granted to non-employee directors of the Company as provided in Section 7. All such Options, restricted Common Stock and shares of Common Stock are referred to herein as "Awards."

                 The purpose of the Plan is to enhance the ability of the Company and its subsidiaries to attract and retain employees and directors of outstanding ability and to provide employees and directors with an interest in the Company parallel to that of the Company's stockholders.

                 2. Administration. The Plan shall be administered by the Management Development and Compensation Committee of the Board of Directors (the "Board") of the Company, or any successor committee appointed by the Board (the "Committee"). It is intended that the Committee shall at all times consist of two or more directors, each of whom is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                 The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select employees of the Company or its subsidiaries who are to receive Awards, to make Awards, to determine the type, number and other terms and conditions of, and all matters relating to, Awards, to prescribe Award agreements and rules and regulations for the administration of the Plan and such agreements, to construe and interpret the Plan and Award agreements and to correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

                 Any action of the Committee shall be final, conclusive and binding upon all persons, including the Company and its subsidiaries and stockholders, employees and directors who have been granted an Award ("Participants") and persons claiming rights from or through a Participant.

                 The Committee may delegate to officers or managers of the Company or a subsidiary of the Company, or committees thereof, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and to Award agreements.

                 The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to the Committee by any officer or employee of the Company or a subsidiary of the Company, the Company's independent public accountants or any other adviser, consultant or service provider assisting in the administration of the Plan.

                 Members of the Committee and any officer or employee of the Company or a subsidiary of the Company acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan or any Award agreement, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

                 3. Eligibility. Individuals eligible to receive Awards shall be the officers and other key employees of the Company and its subsidiaries selected by the Committee and, solely as provided in Section 7, each member of the Board who is not an employee of the Company or a subsidiary of the Company ("Non-Employee Director").

                 4. Shares Subject to the Plan. The maximum number of shares of Common Stock available for the grant of Awards under the Plan shall be 600,000, subject to adjustment pursuant to Section 13 and to the following provisions. If an Award granted under the Plan or the Company's 1995 Stock Incentive Plan ("1995 Plan") shall be canceled or expire without exercise of the Award, the shares subject to such Award shall be added to the shares available for Awards under the Plan. Any shares surrendered or withheld in payment of the exercise price of an Option granted under the Plan or the 1995 Plan or in satisfaction of any tax liabilities resulting from an Award under the Plan or the 1995 Plan, shall also be added to the number of shares available for Awards under the Plan. Shares of Common Stock may be made available under the Plan from authorized but unissued shares or from shares reacquired by the Company.

                 The number of shares of Common Stock with respect to which Options may be granted to any Participant during any calendar year shall not exceed 100,000, subject to adjustment under Section 13.

                 5. Stock Options. The Committee may from time to time grant Options under the Plan to eligible employees.

Options may be either nonqualified Options ("Nonqualified Stock Options") or Options which are intended to qualify under Section 422 of the Code ("Incentive Stock Options").

                 The price at which shares may be purchased upon exercise of an Option granted to an employee shall be fixed by the Committee, but shall be not less than the Fair Market Value of the Common Stock on the day of grant.

                 Unless otherwise determined by the Committee, the "Fair Market Value" of the Common Stock, as used in this Section 5 and elsewhere in the Plan, as of any day, shall be the mean between the highest and lowest reported sales price for that day of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ, or, if no Common Stock was traded on that day, on the next preceding day on which there was such a trade.

                 Options granted to employees shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date of grant. The Committee may alter or waive at any time any term or condition of an Option that is not mandatory under the Plan.

                 The Option price of each share as to which an Option is exercised shall be paid in full at the time of such exercise. The payment shall be made (a) in cash, (b) by surrender of shares of Common Stock owned by the holder of the Option for at least six months prior to exercise of the Option, (c) to the extent authorized by the Committee, by surrender of shares of Common Stock owned by the holder of the Option for less than six months prior to the exercise of the Option (including shares of Common Stock otherwise receivable upon exercise of the Option), (d) through simultaneous sale through a broker of shares acquired upon exercise, as permitted under Regulation T of the Federal Reserve Board, (e) through additional methods prescribed by the Committee or (f) by a combination of any such methods. Any shares of Common Stock so delivered in payment shall be valued at their Fair Market Value on the exercise date, or on such other date as determined by the Committee for administrative convenience.

                 Except as otherwise determined by the Committee at or subsequent to grant, any Option granted to an employee and outstanding at the time of the termination of employment of that employee shall remain exercisable as follows:

                 (a) In the event of the termination of employment of the employee by reason of retirement on or after normal retirement date pursuant to a retirement plan of the Company or any of its subsidiaries or total and permanent disability, the holder may, at any time within one year after that termination, but not later than the date of expiration of the Option, exercise the Option to the same extent, if any, as the Option was exercisable at the date of termination under the terms of the Option. The Option shall expire upon the termination of employment to the extent it was not then exercisable, and otherwise upon the earlier of the expiration of the one-year period or the date of expiration of the Option.

                 (b) In the event of the termination of employment by reason of death of the employee, any person or persons (including the legal representatives of the estate of the employee) who is the holder of the Option or to whom the Option shall pass by will or by the laws of descent and distribution may, at any time within one year after the date of death but not later than the date of expiration of the Option, exercise the Option to the same extent, if any, as the Option was exercisable at the date of death under the terms of the Option. The Option shall expire on the date of death to the extent it was not then exercisable, and otherwise upon the expiration of the earlier of the one-year period or the date of expiration of the Option.

                 (c) In the event of the termination of employment for any reason other than retirement, disability or death as aforesaid, the Option shall expire upon the termination of employment.

                 For purposes of the Plan a leave of absence, authorized in writing by the Company or a subsidiary of the Company, for military service or illness, or for any other purpose if the period of such leave does not exceed 90 days, or for any other purpose if the leave exceeds 90 days but reemployment is guaranteed by law or contract, shall not be deemed a termination of employment.

                 No Option may be transferred except by will or the laws of descent and distribution, provided that the Committee may determine that an Option may be transferred pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or by a Participant to one or more members of the Participant's immediate family, or to trusts or partnerships or limited liability companies established for such family members. For this purpose, immediate family means, except as otherwise defined by the Committee, the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and persons related by reason of legal adoption. Such transferees may transfer an Option only by will or the laws of descent or distribution. An Option transferred pursuant to this paragraph shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of this Section 5 relating to the exercise of the Option upon the termination of employment of the Participant and shall be subject to such other rules as the Committee shall determine. Except in the case of a holder's incapacity, an Option shall be exercisable only by the holder thereof.

                 6. Restricted Stock. The Committee may from time to time award restricted Common Stock under the Plan to eligible employees. Shares of restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the "Restricted Period") as the Committee shall determine, except that the Restricted Period shall not be less than 12 months. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan.

                 Unless otherwise determined by the Committee, upon termination of a Participant's employment for any reason prior to the end of the Restricted Period, the restricted Common Stock shall be forfeited and the Participant shall have no right with respect to the Award.

                 Except as restricted under the terms of the Plan and any Award agreement, any employee awarded restricted Common Stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted Common Stock.

                 If a stock certificate is issued in respect of shares of restricted Common Stock, the certificate shall be registered in the name of the employee but shall be held by the Company for the account of the employee until the end of the Restricted Period.

                 The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock. Payment of restricted Common Stock units shall be made in shares of Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

                 7. Non-Employee Director Stock Options and Shares. Nonqualified Stock Options to purchase 1,000 shares of Common Stock (2,500 shares in the case of a Non-Employee Director who is Chairman of the Board), the number of shares being in each case subject to adjustment pursuant to
Section 13, shall be granted automatically to each Non-Employee Director (a) upon the date such director joins the Board or becomes a Non-Employee Director (or, in respect of the Option for the additional 1,500 shares (such number of shares being subject to adjustment under Section 13) in the case of a Non-Employee Director who is Chairman of the Board, becomes the Chairman) and
(b) on each succeeding January 1 which is not less than 90 days after the date referred to in clause (a). In addition, a grant of 1,000 shares of Common Stock shall be made automatically to each Non-Employee Director (a) upon the date such director joins the Board or becomes a Non-Employee Director and (b) on each succeeding January 1 which is not less than 90 days after the date referred to in clause (a).

                 The price at which shares may be purchased upon exercise of an Option granted to a Non-Employee Director shall be the Fair Market Value of the Common Stock on the day of grant.

                 Options granted to Non-Employee Directors shall become exercisable one year from the date of the grant thereof. Each such Option shall terminate 10 years from the date of grant unless sooner terminated by reason of termination of service as a director.

                 Any Option granted to a Non-Employee Director and outstanding at the time of the termination of service of that individual as a director for any reason, to the extent exercisable at the date of termination, shall be exercisable for one year following such termination of service, but in no event beyond the term of the Option, and shall thereafter terminate.

                 Except as expressly provided in this Section 7, any Option granted to a Non-Employee Director under the Plan shall be subject to the general terms and conditions of the Plan.

                 8. Change in Control. In the event of a Change in Control, as hereinafter defined, (a) all Options shall become vested and exercisable in full, (b) the restrictions applicable to all shares of restricted Common Stock shall lapse and (c) all restricted Common Stock granted in the form of share units shall be paid out in shares of Common Stock. The Committee may, in its discretion, include such further provisions and limitations in any Award agreement as it may deem equitable, and may, in its sole discretion, make payments with respect to restricted Common Stock units in cash in an amount equal to the Fair Market Value of the Award as of the Change in Control.

                 A "Change in Control" means the occurrence of any of the following events:

                 (a) individuals who on the Effective Date of the Plan constitute the Board together with those individuals who first become directors after that date (other than as a result of an actual or threatened election contest for directors or an actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors then in office who either were directors on the Effective Date or whose election or nomination for election was previously so approved (the "Continuing Directors") cease for any reason to constitute a majority of the Board;

                 (b) any person (as defined in Section 3(a)(9) and used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) ("Person"), other than the Company, a subsidiary of the Company, an employee benefit plan sponsored or maintained by the Company or a subsidiary of the Company or an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act)("Beneficial Owner") of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities") unless the Person became such a Beneficial Owner as a result of a purchase of Company Voting Securities directly from the Company in a transaction approved by a majority of the Continuing Directors or pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this definition;

                 (c) the approval by the stockholders of the Company of a reorganization, merger, consolidation, exchange of shares or sale or other disposition of all or substantially all the assets of the Company, or the consummation of any such transaction if stockholder approval is not required or obtained, other than any such transaction pursuant to which (i) the Beneficial Owners of the Company Voting Securities outstanding immediately prior to the transaction will be the Beneficial Owners of more than 60% of the outstanding securities eligible to vote for the election of directors of the corporation resulting from such transaction or of any corporation of which such corporation is a wholly-owned subsidiary ("Parent Corporation"), (ii) no Person, other than the corporation resulting from such transaction or Parent Corporation, a subsidiary of such corporation or Parent Corporation or an employee benefit plan sponsored or maintained by such corporation or Parent Corporation or a subsidiary thereof, will become the Beneficial Owner of securities of such corporation or Parent Corporation representing 20% or more of the combined voting power of the then outstanding securities eligible to vote for the election of directors of such corporation or Parent Corporation except to the extent that such ownership existed with respect to the Company Voting Securities prior to such transaction and (iii) individuals who are Continuing Directors will constitute at least a majority of the members of the board of directors of the corporation resulting from the transaction or Parent Corporation; or

                 (d) the approval by stockholders of the Company of a complete liquidation or dissolution of the Company.

                 Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquires Beneficial Ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such Person, provided that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such Person becomes the Beneficial Owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control shall occur.

                 9. Award Agreement. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, in addition to those set forth in the Plan, which shall apply to such Award.

                 10. Withholding. The Company may deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or require a Participant to pay to the Company in cash such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. Such taxes may be paid in cash, by surrender of shares of Common Stock or with shares of Common Stock otherwise to be issued or delivered to the Participant, or by a combination thereof, or in any other manner satisfactory to the Committee. Any shares of Common Stock so delivered shall be valued at the Fair Market Value thereof on the day immediately prior to exercise or payment of an Award.

                 11. No Right of Continued Employment. Nothing contained in the Plan or in any Award shall confer upon any employee any right with respect to the continuation of employment with the Company or any of its subsidiaries or interfere in any way with the right of the Company to terminate his or her employment at any time. Nor shall anything contained in the Plan confer upon any employee or other person any claim or right to any Award under the Plan.

                 12. Governmental Compliance. Each Award granted under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof or in connection therewith, such Award may not be exercised and no shares may be delivered upon the exercise or payment thereof unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                 The Committee may require any person acquiring shares pursuant to an Award to represent to and agree with the Company that such person is acquiring the shares for investment and without a view to the distribution thereof.

                 All certificates for shares of Common Stock delivered under the Plan pursuant to an Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under any federal or state law or regulation or the requirements of any stock exchange or NASDAQ, and the Committee may cause a legend or legends to be endorsed upon any such certificate to make reference to such restrictions.

                 It is intended that the Plan satisfy the requirements of Rule 16b-3 under the Exchange Act so that Participants will be entitled to the benefit of that Rule or any other rule promulgated under Section 16 of the Exchange

Act and will not be subject to short-swing liability under Section 16. Accordingly, if the operation of any provision of the Plan would conflict with this intent, such provision to the extent possible shall be interpreted or deemed amended so as to avoid such conflict.

                 13. Adjustments. In the event of any change in the outstanding shares of Common Stock (including, but not limited to, the number thereof) by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or of any distribution to holders of Common Stock other than regular cash dividends, the number or kind of shares available for Awards under the Plan (including the calendar year limit on certain Awards) and the number of Options and shares to be issued to Non-Employee Directors may be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding Awards and the exercise price thereof may be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Awards.

                 14. No Segregation of Cash or Shares. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. Nothing contained herein shall give any person any rights greater than those of a general creditor of the Company. The Committee may, in its sole discretion, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments with respect to Awards, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

                 15. No Rights Until Certificates Delivered. Except as otherwise provided by the Committee in the applicable Award agreement, no person shall have rights as a stockholder with respect to any shares of Common Stock as a result of any Award until a certificate or certificates evidencing such shares shall have been delivered to that person and, subject to Section 13, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which such person shall become the holder of record thereof.

                 16. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval, and (b) upon or following the occurrence of a Change in Control no amendment may adversely affect the rights of any person in connection with an Award previously granted.

                 17. Governing Law. The Plan and any Award agreement shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware.

                 18. Effective Date. The effective date of the Plan shall be the date upon which it is approved by the stockholders of the Company (the "Effective Date").

                 19.  Term of Plan.  Subject to earlier termination pursuant to
Section 16, the Plan shall have a term of 10 years from its Effective Date.

                                                                      APPENDIX B

                                                      Preliminary Proxy Material

PROXY


                       COMMONWEALTH ALUMINUM CORPORATION


The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement for the Annual Meeting of Stockholders of COMMONWEALTH ALUMINUM CORPORATION to be held April 17, 1997 and appoints Paul E. Lego, Mark V. Kaminski and John E. Merow, and each of them, proxies, with power of substitution, to attend the meeting, and any adjournments thereof, and vote all shares the undersigned is entitled to vote upon the matters indicated [below] [on the reverse side of this card] and on any other business that may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTIONS ARE GIVEN, YOUR PROXIES WILL VOTE FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ALL PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES AND FOR ALL PROPOSALS.

1.  ELECTION OF DIRECTORS            ___FOR all nominees (except as
                                        written on line below)
    Nominees: Catherine G.
    Burke, Victor Torasso
                                     ___WITHHOLD AUTHORITY TO VOTE
                                        (for nominees listed below)

    To withhold authority to vote for any nominee write the name of the nominee on the line below

    ----------------------------------------------------------------------------

2.  Approval of change of name     ___FOR    ___AGAINST    ___ABSTAIN

3.  Approval of 1997 Stock         ___FOR    ___AGAINST    ___ABSTAIN
    Incentive Plan

4.  Approval of selection of       ___FOR    ___AGAINST    ___ABSTAIN
    Coopers & Lybrand LLP as
    auditors.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN [ON THE REVERSE SIDE] AND RETURN THIS CARD AS SOON AS POSSIBLE. MARK EACH VOTE WITH AN X IN THE BOX.


                                                                          , 1997
                                        ----------------------------------


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature (if jointly held)

                                        PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                        APPEAR(S) ON THIS PROXY.  ONLY ONE
                                        SIGNATURE IS REQUIRED IN THE CASE OF A
                                        JOINT ACCOUNT.  WHEN SIGNING IN A
                                        REPRESENTATIVE CAPACITY, PLEASE GIVE
                                        TITLE.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS